EXHIBIT 16

November 4, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Plumas Bancorp and Subsidiary dated November 1, 2011 and filed November 4, 2011, and are in agreement with those statements.

Very truly yours,

/s/ Perry-Smith LLP

Sacramento, California

cc: Mr. Robert McClintock
Audit Committee Chairman
35 S. Lindan Avenue
Quincy, Ca 95971